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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of
1934




Date of Report (Date of earliest event reported) July 14, 1998



                         NORTH BANCSHARES, INC.
     (Exact name of Registrant as specified in its Charter)



     Delaware                   0-22800              36-3915073
(State or other         (commission file number)    (IRS Employer
jurisdiction of                                     Identification
incorporation)                                      number)



100 West North Avenue, Chicago, Illinois                60610
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320



                                 N/A
  Former name or former address, if changed since last report)





=================================================================

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Item 5.  Other Events

     On July 14, 1998, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1. Press Release, Dated July 14, 1998, regarding second quarter 1998 earnings and a regular quarterly dividend.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NORTH BANCSHARES, INC.
                                                (Registrant)



Date:    July 14, 1998                     /S/ Joseph A. Graber
                                           ----------------------
                                           Joseph A. Graber
                                           President

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                                     EXHIBIT

NORTH BANCSHARES, INC    NEWS RELEASE



RELEASE:  IMMEDIATE

CONTACT:  Joseph A. Graber, President
          Victor E. Caputo, Executive Vice President
          (312) 664-4320


                          NORTH BANCSHARES, INC.
                                 ANNOUNCES
                          SECOND QUARTER EARNINGS
                            QUARTERLY DIVIDEND


     Chicago, Illinois, July 14, 1998, - North Bancshares, Inc., (NASDAQ-NBSI) , the holding company for North Federal Savings Bank, announced net income for the quarter ended June 30, 1998 of $66,000, a decrease of $109,000 from $175,000 for the quarter ended June 30, 1997. Diluted earnings per share was $.05 per share, a decrease of $.07 from $.12 per share for the quarter ended June 30, 1997. The decrease is primarily related to a $107,000 decrease in net interest income. In addition, there was a $29,000 increase in professional fees related to shareholder proposals and annual meeting expenses.

     Concurrent with this earnings release the Board of Directors of the Company has declared a quarterly dividend of $.10 per share to be paid on August 14, 1998 to stockholders of record as of July 31, 1998.

     Net interest income declined by $107,000 or 11.0% from $970,000 for the quarter ended June 30, 1997 to $863,000 for the quarter ended June 30, 1998. There was a $76,000 decrease in total interest income and a $31,000 increase in interest on deposit accounts and borrowed funds. Net interest margin declined from 3.32% for the quarter ended June 30, 1997 to 2.91% for the quarter ended June 30, 1998, due primarily to mortgage refinance activity and investment securities which were called prior to their maturity dates.

     Non-interest income increased by $23,000 or 33.8% from $68,000 for the quarter ended June 30, 1997 to $91,000 for the quarter ended June 30, 1998. The improvement resulted from a $14,000 increase in the gain on the sale of investment securities and a $9,000 increase in fees and service charges.

     Non-interest expense increased by $27,000 from $796,000 for the quarter ended June 30, 1997 to $823,000 for the quarter ended June 30, 1998. The increase was primarily attributable to a $29,000 increase in professional fees related to annual meeting expenses and shareholder proposals.

     Net loans receivable decreased $3.4 million or 4.3% from $79.0 million at December 31, 1997 to $75.6 million at June 30, 1998. The resulted from the high volume of refinancing that began in the last quarter of 1997 and continued into the first and second quarters of 1998. At June 30, 1998, the Bank had $3.7 million in loan applications pending approval or closing.

     Total deposits decreased by $2.2 million or 2.9% from $75.0 million at December 31, 1997 to $72.8 million at June 30, 1998. The decrease was primarily attributable to a $2.4 million decrease in certificates of deposit partially offset by a $200,000 net increase in checking, money market and passbook accounts.

     Stockholders' equity decreased by $3.1 million or 18.9% from $16.4 million at December 31, 1997 to $13.3 million at June 30, 1998. The decrease was primarily attributable to a $3.0 million increase in treasury stock related to $3.5 million in stock repurchases offset by $438,000 in stock options exercised.

     Joseph A. Graber, President and Chief Operating Officer, commented:

     "Although second quarter results were disappointing, there are many reasons for optimism regarding NBSI's future. We've experienced unusually high levels of refinancing activity over the last three quarters, along with many other mortgage lenders. But requests for payoff information, information on refinancing and modification of loan terms have slowed down and our pipeline of new loans is expanding. While net loans have declined with the wave of refinancings, we regard this as an opportunity to redeploy and diversify our assets into higher yielding consumer and multi-family property loans. We continue to focus our efforts on shifting deposits from certificates into less costly checking and money market accounts. On July 1st, we introduced an enhanced version of our Money Market Deposit Account and as of this date we have attracted close to $1.0 million, a majority of which are new deposits. During the past three years, shareholder issues and a hostile takeover attempt have occupied a significant amount of our time and resources. We believe that a majority of these issues are now behind us and those resources and our time can now be completely devoted to achieving the goals in our business plan--especially with regard to improving sharehodler value."

     Graber added, "I personally look forward to assuming the position of Chief Executive Office on August 1st. I want to thank the Board for their vote of confidence. In particular, I thank our Chairman, Mary Ann Hass, for her unfailing support and guidance."

     All per share information has been adjusted to reflect a three-for-two stock split effected in the form of a 50% stock dividend paid on December 29, 1997 to stockholders of record on December 8, 1997.

     North Federal Savings Bank primarily serves the North Side of Chicago from its home office and operates a branch office in Wilmette, Illinois. The Bank has received a five star rating for 40 consecutive quarters from Bauer Financial Reports, Inc. and is rated one of the best in nation by Sheshunoff Information Services, Inc. Visit our Web site at www.northfederal.com to read previous press releases, examine filings with the SEC, read about our history , and check out our products, services, and interest rates.

     North Bancshares, Inc. common stock is traded on The Nasdaq Stock Market under the symbol: "NBSI."






                      (FINANCIAL STATEMENTS ATTACHED)


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                          NORTH BANCSHARES, INC.
              CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                    (IN THOUSANDS, EXCEPT SHARE DATA)


ASSETS                                       JUNE 30, 1998   DEC 31, 1997
                                               (UNAUDITED)
--------------------------------------------------------------------------
Cash and due from banks                           $   781       $   727
Interest-bearing deposits                           3,061         2,937
Federal funds sold                                  5,593         5,976
Investment in dollar denominated mutual funds         178         1,477
-------------------------------------------------------------------------
  TOTAL CASH AND CASH EQUIVALENTS                   9,613        11,117

Investment securities available for sale           29,178        23,250
Mortgage-backed securities held to maturity         5,092         5,841
Stock in Federal Home Loan Bank of Chicago          1,705         1,705
Loans receivable, net of allowance for loan
 losses of $208 at June 30, 1998 and
 December 31, 1997                                 75,628        79,031
Accrued interest receivable                         1,029         1,060
Premises and equipment, net                         1,000         1,043
Other assets                                           66            31
-------------------------------------------------------------------------
   TOTAL ASSETS                                  $123,311      $123,078
=========================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------------------------------------------
Deposit accounts                                 $ 72,844       $75,041
Borrowed funds                                     34,100        29,100
Advance payments by borrowers for
 taxes and insurance                                1,213         1,239
Accrued interest payable and other liabilities      1,811         1,250
------------------------------------------------------------------------
   TOTAL LIABILITIES                              109,968       106,630
------------------------------------------------------------------------
Preferred stock, $.01 par value. Authorized
 500,000 shares; none outstanding                       -             -
Common stock, $.01 Par value. Authorized
 3,500,000 shares; issued 1,914,105 shares             19            19
Additional paid-in capital                         13,658        13,767
Retained earnings, substantially restricted        11,090        11,139
Treasury stock at cost (633,827 shares at
 June 30, 1998 and 484,293 shares at
 December 31, 1997)                               (10,746)       (7,706)
Accumulated other comprehensive income               (178)         (216)
Common stock acquired by Employee Stock
 Ownership Plan                                      (500)         (555)
------------------------------------------------------------------------
   TOTAL STOCKHOLDERS' EQUITY                      13,343        16,448
------------------------------------------------------------------------
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                          $123,311      $123,078
========================================================================


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                          NORTH BANCSHARES, INC.
             CONSOLIDATED STATEMENTS OF OPERATIONS(UNAUDITED)
                    (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                THREE MONTHS ENDED    SIX MONTHS ENDED
                                                                      JUNE 30,            JUNE 30,
                                                                 1998         1997     1998       1997
------------------------------------------------------------------------------------------------------
INTEREST INCOME:
  Loans receivable                                              $1,463      $1,487   $2,957     $2,936
  Interest-bearing deposits and federal funds sold                 135          34      251         82
  Investment securities available for sale                         399         512      782        977
  Mortgage-backed securities held to maturity                       80         121      176        246
  Investment in mutual funds                                         9          18       40         52
  Dividends on FHLB stock                                           33          23       62         45
------------------------------------------------------------------------------------------------------
TOTAL INTEREST INCOME                                            2,119       2,195    4,268      4,338
------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
  Deposit accounts                                                 798         779    1,617      1,552
  Borrowed funds                                                   458         446      879        847
------------------------------------------------------------------------------------------------------
TOTAL INTEREST EXPENSE                                           1,256       1,225    2,496      2,399
------------------------------------------------------------------------------------------------------
NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES               863         970    1,772      1,939
PROVISION FOR LOAN LOSSES                                            -           -        -          -
------------------------------------------------------------------------------------------------------
  NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES              863         970    1,772      1,939
------------------------------------------------------------------------------------------------------
NON-INTEREST INCOME:
  Gain on sale of investment securities
   available for sale, net                                          20           6       60         54
  Fees and service charges                                          66          57      125        103
  Other                                                              5           5        9          9
------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST INCOME                                           91          68      194        166
------------------------------------------------------------------------------------------------------
NON-INTEREST EXPENSE:
  Compensation and benefits                                        432         418      884        812
  Occupancy expense                                                127         117      252        230
  Professional fees                                                 77          48      153         86
  Data processing                                                   49          43       96         85
  Advertising and promotion                                         39          32       63         63
  Federal deposit insurance premium                                 11          11       23         23
  Recognition and retention plan                                     -          23        -         42
  Other                                                             88         104      151        201
------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST EXPENSE                                         823         796    1,622      1,542
------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                         131         242      344        563
INCOME TAX EXPENSE                                                  65          67      123        159
------------------------------------------------------------------------------------------------------
NET INCOME                                                          66         175      221        404
======================================================================================================

EARNINGS PER SHARE:
  Basic                                                            .05         .12      .18        .28
  Diluted                                                          .05         .12      .17        .26
======================================================================================================
AVERAGE SHARES OUTSTANDING:
  Basic                                                      1,207,513   1,434,162 1,242,091 1,461,655
  Diluted                                                    1,272,066   1,509,856 1,308,002 1,532,717
======================================================================================================


<PAGE 9>


SELECTED FINANCIAL RATIOS AND OTHER DATA (UNAUDITED):

                                                   THREE MONTHS ENDED  SIX MONTHS ENDED
                                                        JUNE 30,           JUNE 30,
                                                    1998       1997   1998      1997
PERFORMANCE RATIOS:
---------------------------------------------------------------------------------------
  Return on assets (ratio of net income
  to average total assets) (1)                       0.21%     0.58%   0.36%    0.68%

  Interest Rate Spread Information:

  Average during period (1)                          2.33      2.54    2.36     2.52
  End of period (1)                                  2.49      2.57    2.49     2.57
  Net interest margin (1)                            2.91      3.32    2.98     3.32
  Ratio of operating expenses to average assets (1)  2.69      2.66    2.52     2.59
  Ratio of average interest-earning assets
 to average interest-bearing liabilities           113.71    118.45  114.84   119.34
-------------------------------------------------------------------------------------

                                                      JUNE 30, 1998  DECEMBER 31, 1997
ASSET QUALITY RATIOS:
--------------------------------------------------------------------------------------
  Non-performing assets to total assets                      N/A                 N/A
  Allowance for loan losses to non-performing loans          N/A                 N/A
  Allowance for loan losses to loans receivable             0.27                0.26

CAPITAL RATIOS:
--------------------------------------------------------------------------------------
  Stockholders' equity to total assets                     10.82               13.36
  Average Stockholders' equity to average assets           11.75               14.03
  Return on Stockholders' equity (ratio of net
   income to average equity) (1)                            3.07                3.75
  Shares outstanding-actual                            1,264,694           1,429,812
  Book value per share                                    $10.55              $11.50
----------------------------------------------------------------------------------------
Number of full service offices                               2                   2

  (1) Annualized for the three and six month periods presented.